Exhibit A

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

	Payment Date: 18 January 2005.
	Calculation Date: 11 January 2005.

(i)	ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

		Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

		9-Dec-04			11-Jan-05
	Lessee Funded Account	0.00	0.00	(0.00)	0.00
	Expense Account (note ii)	7,132,858.58	2,877,499.97	(5,894,781.45)	4,115,577.10
	Collection Account (note iii)	81,130,078.00	35,743,041.95	(21,130,078.00)	95,743,041.95

	- Miscellaneous Reserve	-			-
	- Maintenance Reserve	60,000,000.00			60,000,000.00
	- Security Deposit	-			-
	- Other Collections (net of interim withdrawals)	21,130,078.00			35,743,041.95

	Total	88,262,936.58	38,620,541.92	(27,024,859.45)	99,858,619.05

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (December 9, 2004)	7,132,858.58
	Transfer from Collection Account (previous Payment Date)	2,867,141.42
	Transfer from Collection Account (interim deposit)	0.00
	Interest Earned during period	10,358.55
	Payments during period between prior Calculation Date and the relevant Calculation Date:
	- Payments on previous Payment Date	(2,665,409.28)
	- Other payments	(3,229,372.17)

	Balance on relevant Calculation Date (January 11, 2005)	4,115,577.10

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (December 9, 2004)	81,130,078.00	Note 1:
	Collections during period (Note 1)	35,743,041.95	"Collections during period" include the following;
	Swap receipts (previous Payment Date)	0.00	- proceeds received in respect of the sale of one MD83 aircraft
	Transfer to Expense Account (previous Payment Date)	(2,867,141.42)	- receipt of $1,969,197.50 from sale of shares received in settlement of a
	Transfer to Expense Account (interim withdrawal)	0.00	claim following the restructuring of the lease obligations of one Canadian
	Net transfer to Lessee Funded Accounts	0.00	lessee in connection with Chapter 11 bankruptcy proceedings
	Aggregate Certificate Payments (previous Payment Date)	(16,233,915.75)	- receipt of $10,235,800.20 in settlement of a claim against one US
	Swap payments (previous Payment Date)	(2,029,020.83)	lessee following the early termination of its lease of one
			B747-200SF aircraft as part of Chapter 11 bankruptcy proceedings
	Balance on relevant Calculation Date (January 11, 2005)	95,743,041.95

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iii)  ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	10,000,000.00	Note 2:
(ii)	a) Class A Interest	3,801,374.07	The class A minimum principal amount arrears
	b) Swap Payments	2,116,145.80	are $119,525,381.51 following the payment of
(iii)	First Collection Account Top-up	60,000,000.00	$23,941,099.18 on January 18, 2005.
(iv)	Minimum Hedge Payment	0.00
(v)	Class A Minimum Principal (Note 2)	23,941,099.18
(vi)	Class B Interest	0.00
(vii)	Class B Minimum Principal	0.00
(viii)	Class C Interest	0.00
(ix)	Class D Interest	0.00
(x)	Second Collection Account Top-up	0.00
(xi)	Class A Principal Adjustment Amount	0.00
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		99,858,619.05
Less Collection Account Top-Ups ((iii) and (x) above)		(60,000,000.00)

		39,858,619.05

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv)	PAYMENT ON THE CERTIFICATES

	(a)	FLOATING RATE CERTIFICATES	A-8	A-9	Class B	Note 3:

Applicable LIBOR	2.40250%	2.40250%	2.40250%	Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on any payment day to date. Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at January 18, 2005 was $6,496,229.75. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at January 18, 2005 was $140,364.96.

		Applicable Margin	0.37500%	0.55000%	0.75000%
		Applicable Interest Rate	2.77750%	2.95250%	3.15250%
		Interest Amount Payable
		- Charge in current period on outstanding principal balance	1,710,019.90	2,091,354.17	675,399.18
		- Charge in current period on interest arrears	N/A	N/A	15,784.62
		- Accrued & unpaid interest from prior periods	N/A	N/A	5,301,548.23

			1,710,019.90	2,091,354.17	5,992,732.03

		Interest Amount Payment	1,710,019.90	2,091,354.17	0.00

		Step Up Interest Amount Payable (Note 3)	327,364.06	N/A	N/A

		Opening Principal Balance	651,884,537.78	750,000,000.00	226,844,897.35
		Minimum Principal Payment Amount	23,941,099.18	0.00	0.00
		Adjusted Principal Payment Amount	0.00	0.00	0.00
		Supplemental Principal Payment Amount	0.00	0.00	0.00
		Total Principal Distribution Amount	23,941,099.18	0.00	0.00
		Redemption Amount
		- amount allocable to principal	0.00	0.00	0.00
		- premium allocable to premium	0.00	0.00	0.00

		Outstanding Principal Balance (January 18, 2005)	627,943,438.60	750,000,000.00	226,844,897.35

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv)	PAYMENT ON THE CERTIFICATES

	(b) FIXED RATE CERTIFICATES	Class C	Class D
	Applicable Interest Rate	8.1500%	10.8750%
	Interest Amount Payable
	- Charge in current period on outstanding principal balance	2,375,979.69	3,580,412.50
	- Charge in current period on interest arrears	218,544.25	445,533.37
	- Accrued & unpaid interest from prior periods	32,178,294.49	49,162,303.27

		34,772,818.43	53,188,249.14

	Interest Amount Payment	0.00	0.00

	Opening Principal Balance	349,837,500.00	395,080,000.00
	Scheduled Principal Payment Amount	0.00	0.00
	Redemption Amount	0.00	0.00
	- amount allocable to principal	0.00	0.00
	- amount allocable to premium	0.00	0.00
	Actual Pool Factor	0.9329000	0.9877000

	Outstanding Principal Balance (January 18, 2005)	349,837,500.00	395,080,000.00

	Table of rescheduled Pool Factors	n/a	n/a
	in the event of a partial redemption

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(v)	FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

		A-8	A-9	Class B
	Applicable LIBOR	2.48000%	2.48000%	2.48000%
	Applicable Margin	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	2.85500%	3.03000%	3.23000%

(vi)	CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES
		A-8	A-9	Class B
	Opening Principal Amount	6,518.85	7,500.00	2,268.45
	Total Principal Payments	(239.41)	0.00	0.00

	Closing Outstanding Principal Balance	6,279.43	7,500.00	2,268.45

	Total Interest Payment	17.10	20.91	0.00
	Total Premium	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES
		Class C	Class D
	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00

	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest Payment	0.00	0.00
	Total Premium	0.00	0.00